EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-41735, No. 333-160650, No. 333-193785, and No. 333-238807) pertaining to the CSX Corporation 401(K) Plan of our report dated June 23, 2025, with respect to the financial statements and supplemental schedules of the CSX Corporation 401(K) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Jacksonville, Florida
June 23, 2025

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